UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2012

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective December 5, 2012, the Board of Directors of Dollar General Corporation (the “Company”) increased the size of the Board from 8 to 9 members and appointed Ms. Sandra Cochran to serve as a director of the Company until the 2013 annual meeting of shareholders and until her successor is duly elected and qualified. The Board has found Ms. Cochran to be independent for purposes of the listing standards of the New York Stock Exchange and as defined in the Company’s Corporate Governance Guidelines.  As a result, effective December 5, 2012 a majority of the Company’s Board consists of independent directors.  Ms. Cochran has been appointed to serve on the Audit Committee of the Board and has been designated an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K.

Ms. Cochran will be entitled to the standard compensation provided to non-employee directors, including annual equity awards, as described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 5, 2012.

There are no arrangements or understandings between Ms. Cochran and any other person pursuant to which she was appointed as a director.  Other than as described below, Ms. Cochran has no transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Cochran’s brother, Stephen Brophy, has served as a Vice President of the Company (a non-executive position) since 2009.  For the Company’s 2011 fiscal year, Mr. Brophy earned from the Company total cash compensation of less than $350,000.  He did not receive an equity award in the 2011 fiscal year.

For the Company’s 2012 fiscal year, the Company anticipates that Mr. Brophy will earn less than $300,000 of total cash compensation. In addition, on March 20, 2012, Mr. Brophy received from the Company an equity award of 4,729 non-qualified stock options to purchase shares of the Company’s Common Stock  and between 0 and 1,650 performance share units, with a targeted amount of 825 (the exact amount to be determined based upon the Company’s fiscal 2012 financial performance), on terms substantially similar to awards described the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 5, 2012.

Mr. Brophy also participates in employee benefits plans and programs available to our other full time employees. Ms. Cochran will not participate in any consideration or decision-making related to Mr. Brophy’s compensation or performance evaluations. Mr. Brophy’s cash compensation was approved by the CNG Committee pursuant to the Company’s related party transaction approval policy.

A copy of the news release announcing the appointment of Ms. Cochran is attached hereto as Exhibit 99.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Shell company transactions.  N/A

(d)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2012	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	News release dated December 5, 2012

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